UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2016

UNITED CONTINENTAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06033 (Commission File Number)	36-2675207 (IRS Employer Identification No.)

233 S. Wacker Drive, Chicago IL (Address of Principal Executive Offices)	60606 (Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2016, the board of directors (the “Board”) of United Continental Holdings, Inc. (the “Company”) voted to increase the size of the Board from 12 directors to 15 directors and to elect James A.C. Kennedy, Robert A. Milton and James M. Whitehurst to fill the newly-created directorships. As of the date hereof, the Board has not determined any committee appointments for Mr. Kennedy, Mr. Milton or Mr. Whitehurst.

Each of Messrs. Kennedy, Milton and Whitehurst will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock. For a description of the Company’s director compensation programs, see “2014 Director Compensation” in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders held on June 10, 2015, filed with the Securities and Exchange Commission on April 24, 2015.

None of Messrs. Kennedy, Milton or Whitehurst is (a) a party to any arrangement or understanding with any person pursuant to which he was appointed a Company director or (b) a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 7, 2016, the Company issued a press release announcing the appointment of Messrs. Kennedy, Milton and Whitehurst to the Board.  A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1*	Press Release dated March 7, 2016

*  Furnished herewith electronically.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Deputy General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated March 7, 2016

*  Furnished herewith electronically

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